Exhibit 99.1


         IXYS Announces Record Revenues and Backlog In December Quarter


    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 30, 2007--IXYS Corporation (NASDAQ:IXYS) today reported net revenues of $72.3 million for the third fiscal quarter ended December 31, 2006, an increase of 19.8%, as compared with net revenues of $60.3 million for the same period in the prior fiscal year. This is the fourth consecutive quarter of revenue growth for the company, with the last two quarters being record revenue quarters. For the nine months ended December 31, 2006, IXYS reported net revenues of $211.9 million, an increase of 13.3% as compared with net revenues of $187.1 million for the same period in the prior fiscal year.

    "Our record revenue growth illustrates the strength of our business lines and our on-going customer relationships. Our future looks promising - as we have experienced the fourth consecutive quarter of record backlog," said Dr. Nathan Zommer, Chief Executive Officer of IXYS. "To maintain a competitive position, we continue to grow our top line, introducing new products in more markets while working closely with current customers to meet their power demands. Simultaneously, we are keeping a watchful eye on improving margins and reducing costs."

    3Q Financial Highlights

    -- Record revenues of $72.3 million, marking the 4th consecutive quarter of revenue growth

    -- Record backlog of $105.6 million, up 3.4% from the 2nd quarter, and marking the 4th consecutive quarter of record backlog.

    -- Gross margins up sequentially from last quarter, at 31.1% versus 30.8% for the September 30, 2006 quarter.

    --  IXYS repurchased 787,000 shares for $7.5 million.

    Gross profit was $22.5 million, or 31.1% of net revenues for the quarter ended December 31, 2006, as compared to gross profit of $18.9 million, or 31.4% of net revenues for the same quarter in the prior fiscal year. Gross profit for the nine months ended December 31, 2006 was $66.5 million, or 31.4% of net revenues, as compared to gross profit of $61.3 million, or 32.8% of net revenues, for the same period in the prior fiscal year.

    Net loss for the quarter ended December 31, 2006 was $106,000 or $0.00 per diluted share, as compared to net loss of $47.1 million, or $1.40 per diluted share, for the same quarter in the prior fiscal year. Net income for the nine months ended December 31, 2006, was $28.0 million, or $0.80 per diluted share, as compared to net loss of $36.4 million, or $1.09 loss per diluted share, for the same period in the prior fiscal year.

    The United States Court of Appeals for the Federal Circuit (the "Appeals Court") recently denied IXYS' motion to stay the damage award and injunction issued by the United States District Court for Central California (the "District Court") in the patent infringement lawsuit filed by International Rectifier Corporation ("IRF"). Under the standard applicable to IXYS' motion, the Appeals Court would have granted the motion only if it had concluded that there was a "strong likelihood" that IXYS would prevail in its appeal. The fact that the Appeals Court did not draw such conclusion does not prejudice IXYS' appeal, which will continue.

    As there is no effective stay on the District Court's award of damages, IXYS has recognized the litigation provision, reflecting the impact of the District Court's decision, set forth in its statements for the quarter ended December 31, 2006. The products covered by the injunction represented less than 2% of IXYS' revenues in the 12 months ended December 31, 2006.

    Results for the quarter and the nine months ended December 31, 2006 included a tax effected accrual of $4.2 million and a tax effected partial reversal of previously accrued liabilities of $17.3 million, respectively, for litigation provision and related tax effects. Excluding the impact of these entries, net income for the quarter and the nine months ended December 31, 2006 would have been $0.12 per diluted share and $0.31 per diluted share, respectively.

    The company repurchased 787,000 IXYS shares for $7.5 million during the December quarter and 1,432,000 IXYS shares for $13.2 million during the nine months ended December 31, 2006. Chief
Financial Officer Uzi Sasson stated, "We plan to continue buying back shares under our authorized stock buyback program."

    "The March quarter has historically been strong for our company and we expect this to be the case for the coming quarter. Therefore we project revenues in the March 2007 quarter to be between $73 million and $75 million," stated Mr. Sasson.

    About IXYS

    A power semiconductor company, IXYS develops power and RF semiconductors and control ICs that are used to improve power conversion efficiency in a range of applications, including telecommunication infrastructure, motor drives, medical systems and transportation. IXYS also produces digital and analog ICs that control flat panel displays, medical instruments and telecommunication products (i.e., VoIP).

    Since its inception in 1983, IXYS Corporation has been developing technology-driven products to improve power conversion efficiency. IXYS is a U.S. pioneer in the development of power semiconductors that effectively monitor electrical voltage to produce maximum effect with the least expenditure of energy.

    Diminishing natural resources, demand for cheap energy and environmental directives for energy efficiency represent a significant challenge. IXYS' power semiconductors and mixed-signal integrated circuits can play a vital role in reducing energy costs and consumption - as their products regulate the amount of energy utilized by everyday products. With a customer base of over 3,000 telecommunications, transportation, industrial, medical and consumer companies, IXYS is a leading provider of power semiconductors in the U.S.

    In the alternative and renewable energy industry, IXYS focuses on harnessing wind and solar power for conversion to the U.S. electrical power grid - one more way to avoid another 2003 blackout. In addition, IXYS' R&D teams also developed solar cell arrays and cards for charging portable batteries - with applications for traditional alkaline batteries, laptops, cell phones, RFID tags and sensors, to name a few.

    IXYS, and its subsidiary companies, offer a diversified product base that addresses worldwide needs for power conversion, electrical efficiency and renewable energy.

    Non-GAAP Financial Information

    Included above and within the attached schedules are certain non-GAAP financial figures. Management believes non-GAAP net income and non-GAAP net income per share are useful measures of operating performance because they exclude the impact of the litigation provision related to the IRF and LoJack Corporation litigations and the impact of various adjustments to deferred tax assets, which are in the nature of one-time events. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net income per share, or other financial measures prepared in accordance with GAAP.

    Safe Harbor Statement

    The foregoing press release contains forward-looking statements, including those related to our future, backlog, revenue growth, introduction of new products, margins, costs, the plan to continue buying back shares and our projection for revenues in the March 2007 quarter. Actual results may vary materially from those contained in the forward-looking statements, due to changes in customer delivery schedules, the cancellation of orders, an unanticipated decline in our business, an unexpected increase or leveling of our costs or reduced cash flows or delays or difficulties in introducing new products due to development problems or production constraints, among other things. Further information on other factors that could affect IXYS is detailed and included in IXYS' Form 10-Q for the fiscal quarter ended September 30, 2006, as filed with the Securities and Exchange Commission. IXYS undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

    Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the company directly.



                           IXYS CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                December 31, March 31,
                                                     2006      2006
                                                 ----------- ---------
                     ASSETS
Current assets:
  Cash and cash equivalents                        $ 61,315  $ 78,505
  Accounts receivable, net                           43,058    42,774
  Other receivables                                   1,725     1,433
  Inventories, net                                   88,551    60,357
  Prepaid expenses and other current assets           1,706     2,688
  Deferred income taxes                              10,263    25,049
                                                 ----------- ---------
      Total current assets                          206,618   210,806
Plant and equipment, net                             46,537    40,049
Other assets                                         12,847    12,580
Deferred income taxes                                16,978    16,552
                                                 ----------- ---------

      Total assets                                 $282,980  $279,987
                                                 =========== =========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of capitalized lease
   obligations                                     $  2,835  $  2,255
  Current portion of notes payable to bank              895       973
  Accounts payable                                   24,550    20,259
  Accrued expenses and other current liabilities     40,560    68,504
                                                 ----------- ---------
      Total current liabilities                      68,840    91,991
Capitalized lease and other long term
 obligations, net of current portion                 15,590    14,447
Pension liabilities                                  14,679    13,576
                                                 ----------- ---------
      Total liabilities                              99,109   120,014
                                                 ----------- ---------

Common stock                                            348       347
Additional paid-in capital                          147,136   156,664
Notes receivable from stockholders                        -       (59)
Retained earnings (accumulated deficit)              27,364      (614)
Accumulated other comprehensive income                9,023     3,635
                                                 ----------- ---------
      Stockholders' equity                          183,871   159,973
                                                 ----------- ---------

      Total liabilities and stockholders' equity   $282,980  $279,987
                                                 =========== =========




                           IXYS CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                              Three Months Ended   Nine Months Ended
                                 December 31,         December 31,
                             -------------------- --------------------
                                2006      2005       2006      2005
                             -------------------- --------------------

Net revenues                 $  72,274 $  60,336  $ 211,890 $ 187,062
Cost of goods sold              49,797    41,399    145,409   125,749
                             -------------------- --------------------
 Gross profit                   22,477    18,937     66,481    61,313
                             -------------------- --------------------

Operating expenses:
 Research, development and
  engineering                    4,890     4,960     14,919    13,199
 Selling, general and
  administrative                10,278     8,707     33,162    27,869
 Litigation provision            6,906    51,500    (29,738)   51,500
                             -------------------- --------------------
          Total operating
           expenses             22,074    65,167     18,343    92,568
                             -------------------- --------------------
 Operating income (loss)           403   (46,230)    48,138   (31,255)
Other (expense) income, net       (863)      741     (1,507)    1,953
                             -------------------- --------------------

 (Loss) Income before income
  tax provision                   (460)  (45,489)    46,631   (29,302)
(Benefit from) Provision for
 income tax expense               (354)    1,601     18,653     7,104
                             -------------------- --------------------
Net (loss) income            $    (106)$ (47,090) $  27,978 $ (36,406)
                             ==================== ====================

Net (loss) income per share
 - basic                     $   (0.00)$   (1.40) $    0.83 $   (1.09)
                             ==================== ====================

Weighted average shares used
 in per share calculation -
 basic                          33,264    33,593     33,793    33,514
                             ==================== ====================

Net (loss) income per share
 - diluted                   $   (0.00)$   (1.40) $    0.80 $   (1.09)
                             ==================== ====================

Weighted average shares used
 in per share calculation -
 diluted                        33,264    33,593     35,072    33,514
                             ==================== ====================




GAAP reconciliation to non-GAAP
(In thousands, except per share amounts)

                         Quarter Ended           Nine Months Ended
                   December 31, December 31, December 31, December 31,
                       2006         2005         2006         2005
                   ---------------------------------------------------

Net (loss) income,
 as reported
 (GAAP)            $      (106) $   (47,090) $    27,978     $(36,406)
Adjustments to
 GAAP net income:
  Litigation
   provision and
   related tax
   effects               4,152       51,500      (17,277)      51,500
                   ------------ ------------ ------------ ------------
Non-GAAP net
 income            $     4,046  $     4,410  $    10,701     $ 15,094
                   ============ ============ ============ ============

Net (loss) income
 per share-basic,
 as reported
 (GAAP)            $         -  $     (1.40) $      0.83     $  (1.09)
Adjustments to
 GAAP net income
 per share-basic:
  Litigation
   provision and
   related tax
   effects                0.12         1.53        (0.51)        1.54
                   ------------ ------------ ------------ ------------
Net income per
 share-basic,
 (non-GAAP)        $      0.12  $      0.13  $      0.32     $   0.45
                   ============ ============ ============ ============

Net (loss) income
 per share-
 diluted, as
 reported (GAAP)   $         -  $     (1.40) $      0.80     $  (1.09)
Adjustments to
 GAAP net income
 per share-
 diluted:
    Litigation
     provision and
     related tax
     effects(1)           0.12         1.52        (0.49)        1.51
                   ------------ ------------ ------------ ------------
Net income per
 share-diluted,
 (non-GAAP)        $      0.12  $      0.12  $      0.31     $   0.42
                   ============ ============ ============ ============

Weighted average
 shares used in
 per share
 calculation
   Basic                33,264       33,593       33,793       33,514
   Dilutive
    weighted
    average shares       1,279        2,136        1,279        2,313
                   ------------ ------------ ------------ ------------
   Diluted              34,543       35,729       35,072       35,827

(1) For the quarter and nine months ended December, 2005, this includes the effect of additional dilutive shares considered for the purpose of Non-GAAP income per share-diluted.




    CONTACT: IXYS Corporation
             Uzi Sasson, CFO, 408-982-0700